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                                                                   EXHIBIT 10.17

                           THE WACKENHUT CORPORATION
                          SENIOR MANAGEMENT BONUS PLAN
                                FOR FISCAL 2000


ELIGIBILITY AND PARTICIPATION

Eligibility in this plan is limited to the Senior Officers, which presently includes the following:

      o     Chairman of the Board and Chief Executive Officer
      o     President and Chief Operating Officer
      o     EVP & President -- North American Operations Group
      o     SVP -- Chief Financial Officer
      o     SVP & President -- Wackenhut International, Inc.
      o SVP -- Corporate Planning & Development and President & CEO, Wackenhut Resources, Inc.
      o     SVP -- General Counsel & Assistant Secretary
      o     SVP -- Human Resources


TARGET INCENTIVE AWARDS

For fiscal year 2000, the percentages defined for each participant are shown below.

                                             TARGET INCENTIVE AWARD
POSITION                                     AS A PERCENTAGE OF BASE
--------                                     ------------------------
COB/CEO                                               35%
Pres/COO                                              35%
EVPs                                                  35%
SVPs                                                  35%


PERFORMANCE MEASURES

                                   CORPORATE             BUSINESS UNIT
PERFORMANCE MEASURES             PARTICIPANTS            PARTICIPANTS
--------------------             ------------            -------------
Corporate Revenues                    30%                     30%
Corporate Income Before Taxes         70%                     30%
Business Unit Service Profit           0%                     40%
                                    ----                    ----
Total                                100%                    100%


DEFINITION OF CORPORATE INCOME

This definition excludes extraordinary items and changes in accounting principles, as defined by GAAP.

Extraordinary items, as defined by GAAP, include items of a very unusual and infrequent nature, a good example of which is a loss incurred in the early extinguishment of debt.

Changes in accounting principles as a result of new pronouncements or requirements issued by accounting authorities such as SEC, FASB, etc. Non-recurring and unusual items not included or planned for in the budgeted bonus targets may be excluded from the



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corporate income before income taxes, as defined, at the recommendation of management and at the discretion and agreement of the Nominating and Compensation Committee.


AWARD DETERMINATION

Based on performance achieved during the year, a participant's award payout will be a function of performance against pre-established goals for each performance measure, as shown in the following chart:

PERFORMANCE                                     PAYOUT AS PERCENT
 ACHIEVED                                   OF TARGET INCENTIVE AWARD
-----------                                 -------------------------
Outstanding                                           150%
Target                                                100%
Threshold                                              50%
Below threshold                                         0%

Threshold, Target, and Outstanding performance levels will be defined at the beginning of each year for each performance measure.


DISCRETIONARY JUDGMENT

For other plan participants, the CEO and COO may recommend an adjustment to an individual's incentive award to reflect individual performance. For the CEO and COO themselves, recommended adjustments, if any, will be made by the Nominating and Compensation Committee. All recommended adjustments will be subject to review and approval by the Committee.

Adjustments will be based on the following guidelines:

EVALUATION OF                                   MULTIPLY
INDIVIDUAL PERFORMANCE                          AWARD BY:
----------------------                         -----------
Outstanding                                       150%
Normal Performance                                100%
Clearly below desired                            0-80%


GOVERNANCE

The Nominating and Compensation Committee of the Board of Directors of The Wackenhut Corporation is responsible for the administration and governance of the plan. Actions requiring Committee approval include final determination of plan eligibility and participation, Identification of performance goals, and final award determination. The decision of the Committee shall be conclusive and binding on all participants.

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